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      Date of Report (Date of earliest event reported):  February 3, 1997

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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT
                  UNDER THE SECURITIES EXCHANGE ACT OF 1934

                          EMERALD ISLE BANCORP, INC.
                              730 HANCOCK STREET
                         QUINCY, MASSACHUSETTS 02170
                                (617) 479-5001
        (Address and telephone number of principal executive offices)


        MASSACHUSETTS                     0-21175                04-3300934
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                             Identification No.)


ITEM 5.  OTHER EVENTS.

    On February 3, 1997, Emerald Isle Bancorp, Inc. (the "Corporation") issued a stock dividend to holders of record of the Corporation's shares of Common Stock at the close of business on January 22, 1997 (the "Record Date"), at the rate of twenty-five percent (25%) of a share of said Common Stock for each share of said Common Stock outstanding on the Record Date. In lieu of issuing any fractional shares of Common Stock, the Corporation paid, to each stockholder who would otherwise be entitled to receive as a stock dividend a fractional share of Common Stock (whether or not in addition to one or more full shares) an amount of cash equal to the value of such fractional share based on the closing price for shares of the Corporation's Common Stock, as reported on NASDAQ on the business day prior to the Record Date, after giving effect to the stock dividend.

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                                 S I G N A T U R E S

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, in the City of Quincy, State of Massachusetts, this 7th day of February, 1997.


                                         Emerald Isle Bancorp, Inc.


Date:  February 7, 1997                  By:  /s/  Gerard F. Linskey
                                                   Gerard F. Linskey, Treasurer



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                                 S I G N A T U R E S

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, in the City of Quincy, State of Massachusetts, this 7th day of February, 1997.


                                         Emerald Isle Bancorp, Inc.


Date:  February 7, 1997                  By: ____________________________
                                             Gerard F. Linskey, Treasurer